MEMORANDUM OF AGREEMENT

NOTICE IS HEREBY PROVIDED that under that certain Term Sheet entered into effective as of the 2nd day of April, 2012, by and between **Goldrich Placer, LLC**, an Alaska limited liability company whose mailing address is 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223-7614, **Goldrich Mining Company** (f/k/a Little Squaw Mining Company), an Alaska corporation whose mailing address is 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223-7614, and **NyacAU, LLC**, an Alaska limited liability company whose mailing address is 1634 West 13th Avenue, Anchorage, Alaska 99501, ("Agreement") the parties have agreed in exchange for the mutual promises and other valuable consideration set forth in the Agreement, that **Goldrich NyacAU Placer, LLC**, an Alaska limited liability company whose mailing address is 1634 West 13th Avenue, Anchorage, Alaska 99501, shall have the exclusive right to conduct exploration for, evaluate the possible development of, and engage in development and placer gold mining operations (including but not limited to the mining, extraction, production, handling, milling, processing, and marketing, if applicable, of placer gold) with respect to all placer gold subject to the mining claims identified in **Exhibit A** attached hereto.

This Memorandum of Agreement is executed for the sole purpose of affording notice of the existence of the Agreement pursuant to AS 38.05.270. Nothing in this Memorandum of Agreement shall be deemed to modify, alter, or supersede the rights and obligations of the parties as set forth in the Agreement.

EXECUTED this 3rd day of April, 2012.

GOLDRICH MINING COMPANY and
GOLDRICH PLACER, LLC

By: William V. Schara
William V. Schara, CEO/PRESIDENT

NyacAU, LLC

By:____________________________
J. Michael James, Manager

RECORD IN THE FAIRBANKS RECORDING DISTRICT

AFTER RECORDING RETURN TO:

Barbra Z. Nault, Esq.
Bankston Gronning O'Hara, P.C.
601 West 5th Avenue, Suite 900
Anchorage, Alaska 99501

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